Exhibit 10.33

Roosevelt Avenue Corp

to

Wilshire State Bank

Agreement of Lease

Premises:

150-24 Northern Blvd., Flushing, New York

THIS LEASE AGREEMENT (“Lease”) made as of this 2nd day of September, 2008 between Roosevelt Avenue Corp., a New York corporation having its address at 30-50 Whitestone Expressway, Suite 201, Flushing, New York (“Landlord”) and Wilshire State Bank, a California banking corporation having its office at 3200 Wilshire Blvd., Los Angeles, California 90010 (“Tenant”).

WITNESSETH:

1.     Premises: Landlord hereby Leases to Tenant and Tenant hereby Leases from Landlord, the Premises known as 150-24 Northern Blvd., Unit G4, Flushing, New York (the “Premises”), shown as Exhibit “A” attached hereto. In addition, Landlord grants to Tenant the right to use, on a non-exclusive basis and in common with other tenants, the Common Areas.

2.     Term: This Lease is for a term of TEN (10) years (or until such term shall otherwise cease or expire as hereinafter provided). Landlord and Tenant expressly covenant that the term of this Lease shall commence on the Commencement Date and, unless sooner terminated or extended as hereinafter provided, shall end on the Expiration Date. If Landlord does not tender possession on the Premises to Tenant on or before any specified date, for any reason whatsoever, Landlord shall not be liable for any damage thereby, this Lease shall not be void or voidable thereby, and the Term shall not commence until Landlord tenders possession of the Premises to tenant. Landlord shall be deemed to have tendered possession of the Premises to Tenant upon the giving of notice by Landlord to Tenant stating that the Premises are vacant, in the condition required by this Lease and available for Tenant’s occupancy. No failure to tender possession of the Premises to Tenant on or before specified date shall affect any other obligations of Tenant hereunder. There shall be no postponement of the Commencement Date (or the Rent Commencement Date) for (i) any delay in the delivery of possession of the Premises which results from any Tenant Delay or (ii) any delay by Landlord in the performance of any Punch List Items relating to Landlord’s Work. Once the Commencement Date is determined, Landlord and Tenant shall execute an agreement stating the Commencement Date, Rent Commencement Date and Expiration Date, but the failure to do so will not affect the determination of such dates. For purposes of determining whether Tenant has accepted possession of the Premises, Tenant is deemed to have possession if (i) Tenant receives the “lock and key” to the premises; (ii) Tenant has an access and has the control over the premises; (iii) Tenant moves Tenant’s property into the premises; or (iv) any of Tenant’s agents, personnel or contractor begins work within the premises.

3.     Use: The Premises shall be solely used for the operation of bank and banking related business and for no other purposes unless approved in writing by Landlord. Tenant shall have a right to install ATM machines within the demised Premises with Landlord’s prior approval for the location, provided that such use is in accordance with the Certificate of Occupancy for the Premises and for no other purpose.

The permitted use stated herein authorized by the Landlord shall not be construed to be a waiver of any and all licenses or permits that the Tenant must receive from various government and/or private organizations. Failure by Tenant to receive such licenses or permits shall be considered a default of this Lease and this Lease will be immediately terminated.

4.     Rent: During the term hereof Tenant shall pay to Landlord at the office of Landlord, without set off or deduction for any reason whatsoever, monthly, on the first day of each and every month in advance, the following rental rates (“Fixed Rent”), except that the first month’s rent shall be paid on the execution hereof:

Year	Period	Monthly Rent	Annual Rent

1	12/20/08 – 12/19/09	$13,000.00	$156,000.00
2	12/20/09 – 12/19/10	$13,390.00	$160,680.00
3	12/20/10 – 12/19/11	$13,791.70	$165,500.40
4	12/20/11 – 12/19/12	$14,205.45	$170,465.40
5	12/20/12 – 12/19/13	$14,631.61	$175,579.32
6	12/20/13 – 12/19/14	$15,070.56	$180,846.72
7	12/20/14 – 12/19/15	$15,522.68	$186,272.16
8	12/20/15 – 12/19/16	$15,988.36	$191,860.32
9	12/20/16 – 12/19/17	$16,468.01	$197,616.12
10	12/20/17 – 12/19/18	$16,962.05	$203,544.60

(a)          The Lease Commences from the date of execution of this Lease and Landlord provides three month fixed rent abatement to Tenant starting from the date of Lease Commencement and thus, the rent is payable on Rent Commencement date; all additional rents including, without limitation, operating expense charges other than the fixed rent are due and payable from the Lease commencement date; furthermore, the Landlord shall give additional rent abatement up to three month if the tenant is unable to obtain necessary permits despite its best efforts to obtain such permits due to existing violations, if any, against to the Premises.

(b)         If the Rent Commencement Date is not the first day of a month, then on the Rent Commencement Date Tenant shall pay proportioned Fixed Rent for the period from the rent Commencement Date through the last day of such month.

(c)          All Fixed Rent and Additional Rent (collectively hereinafter referred to as “rent”) shall be paid in such coin or currency (or, subject to collection, by good check payable in such coin or currency) of the United States of America as at the time shall be legal tender for the payment of public and private debts, at the office of Landlord as set forth above, or at such place and to such person as Landlord from time to time may designate.

5.  Additional Rent

(a)          Taxes: Tenant shall pay to Landlord Five (5%) of any and all real estate taxes assessed to the building located at 150-24 Northern Blvd., Unit G4, Flushing, New York, Block 5032 and Lot 16 within which the Premises is located starting from fiscal year of 2009/2010. The term “real estate taxes” or “taxes” when used in this Article shall also include assessments, Business Improvement District Charges (“Bid”) and any other charge or levy which shall be a

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4.     Rent: During the term hereof Tenant shall pay to Landlord at the office of Landlord, without set off or deduction for any reason whatsoever, monthly, on the first day of each and every month in advance, the following rental rates (“Fixed Rent”), except that the first month’s rent shall be paid on the execution hereof:

Year	Period	Monthly Rent	Annual Rent

1	8/1/08 – 7/31/09	$13,000.00	$156,000.00
2	8/1/09 – 7/31/10	$13,390.00	$160,680.00
3	8/1/10 – 7/31/11	$13,791.70	$165,500.40
4	8/1/11 – 7/31/12	$14,205.45	$170,465.40
5	8/1/12 – 7/31/13	$14,631.61	$175,579.32
6	8/1/13 – 7/31/14	$15,070.56	$180,846.72
7	8/1/14 – 7/31/15	$15,522.68	$186,272.16
8	8/1/15 – 7/31/16	$15,988.36	$191,860.32
9	8/1/16 – 7/31/17	$16,468.01	$197,616.12
10	8/1/17 – 7/31/18	$16,962.05	$203,544.60

(a)          The Lease Commences from the date of execution of this Lease and Landlord provides three month fixed rent abatement to Tenant starting from the date of Lease Commencement and thus, the rent is payable on Rent Commencement date; all additional rents including, without limitation, operating expense charges other than the fixed rent are due and payable from the Lease commencement date; furthermore, the Landlord shall give additional rent abatement up to three month if the tenant is unable to obtain necessary permits despite its best efforts to obtain such permits due to existing violations, if any, against to the Premises.

(b)         If the Rent Commencement Date is not the first day of a month, then on the Rent Commencement Date Tenant shall pay proportioned Fixed Rent for the period from the rent Commencement Date through the last day of such month.

(c)          All Fixed Rent and Additional Rent (collectively hereinafter referred to as “rent”) shall be paid in such coin or currency (or, subject to collection, by good check payable in such coin or currency) of the United States of America as at the time shall be legal tender for the payment of public and private debts, at the office of Landlord as set forth above, or at such place and to such person as Landlord from time to time may designate.

5.  Additional Rent

(a)    Taxes: Tenant shall pay to Landlord Five (5%) of any and all real estate taxes assessed to the building located at 150-24 Northern Blvd, Unit G4. Flushing, New York, Block 5032 and Lot 16 within which the Premises is located starting from fiscal year of 2009/2010. The term “real estate taxes” or ‘“taxes” when used in this Article shall also include assessments, Business Improvement District Charges (“Bid”) and any other charge or levy which shall be a charge upon the realty as such. A copy of real estate tax bill issued form a government and/or government agencies, which has jurisdiction over this property, shall suffice as evidence to prove the real estate tax amount for any given fiscal tax year.

(b)  Operating Expenses: Tenant shall pay to Landlord eleven and a half (11.5%) percent of the monthly Fixed Rent as Operating Expense for the Building which includes, without limitation, common area electricity charges and water and sewer charges, overall building and parking lot maintenance fees and expenses.

(i)            Sprinklers: The sprinkler system in the Premises is part of a sprinkler system in other premises. Tenant shall pay NONE of all costs related to the entire sprinkler system, including but not limited to, the cost of sprinkler alarm and supervisory service, inspections and tests, whenever such tests are required by contract, by an insurance rating or service organization, by the Fire Department or any other governmental authority or by law. Tenant shall also pay NONE of the cost of repairs and replacements to said entire sprinkler system; provided however, that if any such repair or replacement, wherever it occurs, is caused by Tenant’s act or omission, or the act or omission of Tenant’s employees, agents, invitees, licensees or contractors, Tenant shall pay the entire cost of such repair or replacement, irrespective of the cost. All payments to be made pursuant to this Article shall be deemed additional rent and shall be paid to Landlord when Tenant receives a bill therefor.

(ii)           Parking Space: Landlord shall at least reserve three (3) parking spaces during the Tenant’s normal business hours strictly for the use of Tenant’s customers.

(iii)          Utilities and Cleaning:  (a) Tenant shall pay the entire cost to heat, cool and light of the demised Premises as well as for all electricity, gas and other energy used by Tenant. Tenant shall not permit the temperature in the Premises to fall below freezing and shall keep the plumbing and water lines in the Premises, exposed and unexposed, from freezing; (b) Tenant shall, at Tenant’s expense, keep the Premises, including the windows, clean, and in order and free from vermin and if the Premises are situated on the ground floor, Tenant shall keep the adjacent sidewalks clean and free from rubbish, refuse, snow, ice, mud and debris, if applicable. Tenant, at Tenant’s expense shall independently contract for the removal of Tenant’s refuse and rubbish.

(iv)          Tenant shall install a separate sub-meter for water, sewer, gas, electricity or any other utility at Tenant’s own cost and solely responsible to pay such bills in a timely manner and it is deemed Additional Rent.

(c)   Charges for real estate tax increases, assessments, sewer and water charges and other operating expenses shall constitute additional rent. Tenant shall pay such charges promptly after Landlord renders a bill therefor. Whenever any assessment is payable in installments, Tenant shall be responsible to pay for only those installments falling due within the term of this Lease or any extended term.

6.    Security: (a) Tenant has deposited with Landlord the sum of NONE as security in a non-interest bearing account for the faithful performance and observance by Tenant of the terms,

provisions and conditions of this Lease; this money is not required to be deposited in a separate bank account but can be deposited in the Landlord’s general bank account and commingled with other monies within the account; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to, any damages or deficiencies in the re-letting of the Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the Premises to Landlord. In the event of a sale of the land and building or leasing of the building of which the Premises form a part, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security, and Tenant agrees to look to the new owner of the building or building lessee solely for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new owner of the building or building lessee. Tenant further covenants that it will not assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

(b) Additional Security: Intentionally omitted

7.     Repairs: (a) Tenant, at Tenant’s sole cost and expense, shall take good care of the Premises and the equipment, fixtures, systems and appurtenances thereof, and keep, put and maintain the same, and every part thereof, together with any and all alterations, additions and improvements thereto, in good repair and condition and make and do all repairs, alterations, additions or changes of any and every kind and nature that may be necessary or be required to the Premises, including, without limitation, its plumbing (including water meters), heating, cooling and electrical systems and said ‘systems’ pipes and lines and the doors, floors, windows and the equipment, fixtures and appurtenances, therein whether the same be ordinary, extraordinary, foreseen or unforeseen, or of any other nature and Tenant shall, in the event anything is required to be replaced, at Tenant’s sole cost and expense, replace and renew the same with like kind and quality so that at all times the Premises shall be in thoroughly good order and repair. Tenant shall keep the roof and roof drains free from debris.

(b)    Notwithstanding anything to the contrary set forth in paragraph (a) of this Article, Landlord shall repair roof leaks and shall make structural repairs to the exterior walls and load-bearing members of the Premises. Landlord shall not be required to make any repair or replacement under this paragraph (b) unless Tenant has given notice to Landlord of the necessity therefor. Tenant, not Landlord, shall make all roof repairs arising out of the penetration of the roof by Tenant’s improvements including, but not limited to, vents, fans and Tenant’s HVAC systems, anything to the contrary in this paragraph or Lease notwithstanding.

(c)    If any repair or replacement required to be made by Landlord under paragraph (b) of this Article is necessitated by the act or omission of Tenant, its agents, employees, invitees, licensees or contractors or by trespassers, Tenant shall be responsible to make and pay for such repair or replacement. Landlord’s sole obligation for repairs and replacements shall be as set forth in paragraph (b) of this Article and in the case of fire or other casualty as set forth in Article 41. All other repairs and replacements shall be made by Tenant.

(d)    Except as specifically set forth in Article 39 or elsewhere in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord’s, Tenant’s or others’ making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building or the Premises or in and to the fixtures, appurtenances or equipment thereof. The provisions of this Article 7 with respect to the making of repairs shall not apply in the case of fire or other casualty with regard to which Article 10 hereof shall apply.

(e)    The Tenant shall promptly replace any and all broken glass with the original style and color on the premises at its own cost and expense. The Tenant may maintain and pay for plate glass insurance on said premises; but in the absence of any such insurance, the Tenant shall remain liable for any damage to the glass occurring in the demised premises during the term of this Lease or any extension or renewal thereof

8.      Alterations: (a) Tenant may, at Tenant’s sole cost and expense, make nonstructural alterations, changes, additions and improvements (collectively, “alterations”) to the building on the Premises provided that the same shall not affect utility services, or plumbing and electrical lines and, in the aggregate, shall not exceed the sum of $2,000 in any twelve (12) month period. In the event the estimated cost for such alterations shall exceed such sum, Tenant shall obtain Landlord’s written consent thereto which may be withheld by Landlord for any reason or no reason.

(b)     Tenant shall, at its expense, before making any alterations obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall promptly deliver duplicates of the same to Landlord.

(c)     Tenant shall carry, and will cause its contractors and sub-contractors to carry, such workman’s compensation, general liability, personal and property damage insurance as Landlord may require and landlord shall be an additional insured.

(d)     All alterations, fixtures and all paneling, partitions, railings and like installations, installed at the Premises at any time either by Tenant or by Landlord on Tenant’s behalf, shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the Premises unless Landlord, by notice to Tenant no later than twenty (20) days prior to the date fixed as the termination of this Lease, elects to relinquish Landlord’s right thereto and to have them removed by Tenant, in which event the same shall be removed from the Premises by Tenant prior to the expiration of the Lease at Tenant’s expense. Nothing in this Article shall be construed to give Landlord title to or to prevent Tenant’s removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the Premises or upon removal of other installations as may be required by Landlord, Tenant shall immediately and at its expense, repair and restore the Premises to the condition existing prior to installation and repair any damage to the Premises or the building due to such removal.  All property permitted or required to be removed by Tenant at the end of the term remaining in the Premises after Tenant’s removal shall be deemed abandoned and may, at the election of the Landlord, either be retained as Landlord’s property or sold, stored, destroyed or removed from the Premises by Landlord without any obligation on the part of Landlord to account for same. Tenant shall pay to Landlord the cost incurred by Landlord in removing, selling, storing, destroying or otherwise disposing of any such personal property.

9.   Mechanic’s Liens: If any mechanic’s lien is filed against the Premises or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to Article 5, the same shall be discharged by Tenant within thirty (30) days thereafter, at Tenant’s expense, by filing the bond required by law or otherwise.

10.   Assignment, Sublease and Mortgage: (a) Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor permit the Premises or the building of which the Premises form a part to be encumbered, nor underlet or suffer or permit the Premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance; nor shall Tenant enter into or permit any transaction or series of transactions which, directly or indirectly result in a change of control of Tenant or any person or entity which, directly or indirectly controls Tenant without the prior written consent of Landlord in each instance. For the purposes of this paragraph, the term “control” shall mean, with respect to: (i) a corporation, ownership or voting control, directly or indirectly, of at least fifty (50%) percent of all the voting stock, (ii) a partnership, limited liability company or joint venture, ownership, directly or indirectly, of at least fifty (50%) percent of all the general or other partnership or voting membership interests; and (iii) any other entity, ownership, directly or indirectly of at least fifty (50%) percent of all the equity or other beneficial interests therein, or with respect to a corporation, partnership, limited liability company, joint venture or other entity, the power to direct the management and policies of such entities. If this Lease is assigned, or if the Premises or any part thereof is underlet or occupied by any person or entity other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting.

(b)    During the term of this Lease Tenant shall permit inspections of the Premises by or on behalf of existing or prospective mortgagees or purchasers. During the one year immediately preceding the expiration date of this Lease Tenant shall permit access to the Premises by prospective tenants and shall permit Landlord to post “To Let” or “For Sale” signs. Such inspections shall be at reasonable times during normal business hours and upon reasonable prior notice to Tenant, which may be oral.

11.  Insurance: (a) Tenant, at its sole cost, during the entire term of this Lease, shall keep in force comprehensive general liability insurance, including contractual liability insurance, protecting Landlord, its partners, members, officers, directors, stockholders and employees and Tenant as insured in the minimum amount of FIVE MILLION ($5,000,000.00) Dollars combined single limit for personal injury, death and property damage occurring on, in or about the Premises and any sidewalks, streets, alleyways, passageways and parking areas adjoining or appurtenant to the Premises. A certificate evidencing workers compensation coverage and proper endorsements shall be provided by Tenant in advance of any construction or alteration.

(d)           All insurance policies shall include a full coverage for plate glass, with a total replacement cost including parts and labor.

(e)           All insurance policies shall include Loss of Rent for Landlord.

(f)            All insurance policies mentioned in this Article shall be written by good and solvent insurance companies authorized to do business in New York State. Tenant shall provide Landlord with a certificate of said general liability insurance duly executed by an authorized agent of the insurance company upon the execution and delivery of this Lease to Landlord and a copy of said insurance policy within sixty (60) days after the execution and delivery of this Lease. Said policy shall provide that such insurance shall not be cancelable unless at least thirty (30) days’ notice of cancellation in writing is given to Landlord. The certificate and policy shall contain no language exculpating the carrier from giving the required notice to Landlord.

(g)           If Tenant fails to comply with the provisions of this Article. Landlord may, at its option, and in addition to all other remedies it may have, procure such insurance for its own benefit, in which event the premiums for such insurance shall be chargeable to Tenant as additional rent, payable when Landlord submits a bill therefor

(h)           Tenant shall furnish the Certificate of insurance, with Landlord as an Additional insured, at the execution of this Agreement.

12.    Occupancy: Tenant will not at any time use or occupy the Premises in violation of the certificate of occupancy issued for the building of which the Premises are a part. Tenant has inspected the Premises and accepts them as is, subject to any work required to be done by Landlord. In any event, Landlord makes no representation as to the condition of the Premises or the building and Tenant agrees to accept the Premises subject to violations whether or not of record. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business, Tenant shall be responsible for and shall procure and maintain such license or permit.

13.    Joint & Several Liability:  Intentionally omitted.

14.   Landlord’s Consent: (a) Notwithstanding Article 12, Tenant, in connection with a bona fide sale of majority control of Tenant’s issued and outstanding voting stock, or if Tenant is not then a corporation, in connection with the bona fide sale of majority control of Tenant’s entity, or a bona fide sale of the bulk of Tenant’s assets, may assign this Lease to the purchaser of such stock, control or assets, as the case may be, provided that written consent to such assignment is obtained from Landlord, which consent shall not be unreasonably withheld or delayed. Request for such consent shall be in writing, made at least thirty (30) days before the commencement of the proposed assignment and shall be accompanied by a duplicate original of the proposed assignment and an assumption by the proposed assignee of all of the terms and provisions of this Lease.

(b)   The Landlord’s consent shall be conditioned on the following:

(i)                                     In addition to the security then being held by Landlord, two month’s Fixed Rent shall be deposited with Landlord, at the prevailing rental rate at the time request for consent to the assignment is submitted to Landlord. (The security shall be held under the provisions of paragraph 29(a) hereof or if consent to the assignment is refused by Landlord, such sum shall be returned to the assignee.)

(ii)                                  Tenant shall furnish such documents, including financial statements of the proposed assignee, and such information pertaining to the assignee as Landlord shall reasonably require.

(iii)                               The Landlord’s consent to the assignment shall not be deemed consent to any further or other assignment or subletting and each assignment shall so provide.

(iv)                              The Tenant shall not be in default under the Lease at the time of requesting consent or at the time of the commencement of the assignment. In the event Landlord shall refuse consent because of Tenant’s default, Landlord shall notify Tenant of the nature of the default.

(v)                                 The reasonable cost of Landlord’s attorney’s fees and any other costs incurred by Landlord in connection with such assignment shall be paid to Landlord or its attorney, on demand.

(vi)                              The Assignee shall make an additional two (2) month security deposit with Landlord.

(vii)                           If Landlord shall decline to give’ its consent to any proposed assignment, Tenant shall indemnify, defend and hold harmless the Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable legal fees) resulting from any claims that may be made against Landlord by the proposed assignee, brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment.

15.  Signage: Tenant shall not, without Landlord’s prior written consent, place or erect any signs of any nature on the exterior part of the Premises or the building of which it is a part, or the sidewalk adjoining said building or upon the roof except that Tenant’s name may appear on the door of the Premises. Tenant shall install no more than THREE (3) signs on the exterior part of the building and ONE (1) sign infront of the demised Premises within the building. No property of the Tenant shall be placed on the roof of the building which is reserved exclusively for the use of Landlord or Landlord’s designees, anything to the contrary set forth in this Lease notwithstanding. Landlord shall have the right to erect, or cause to be erected, signs on the roof of the building. Access to the roof by Landlord, its agents and contractors shall be permitted by Tenant. All exterior signage shall be in accordance and congruence to the Landlord’s approved design and specification, including color, size and placement. Tenant is solely responsible to obtain permits and licenses prior to installing signs from any and all local government authorities and upon Landlord’s demand such permits and licenses must be provided to Landlord. Any violations or summons issued in connection with the signs are strictly Tenant’s responsibility and if Landlord incurs any costs and expenses including, without limitation, reasonable attorney fees to resolve such matters, then such costs and expenses shall become an Additional Rent and it becomes due and payable upon Landlord’s presentment to Tenant.  In addition, all building directory, window (plate glass signage), and exterior building signage shall be made by the Landlord’s preapproved vendor and shall be bill directly to Tenant, including the parts and labor. Tenant is responsible to remove all signs upon expiration of the lease or renewal of lease.

16.  Heating, Ventilation and Air Conditioning: Tenant shall furnish or cause to be furnished to the Premises the equipment only for heating, ventilation and air-conditioning (“HVAC”). Tenant at tenant’s sole expense, shall be responsible for the installation of the HVAC System. Landlord shall have access to all air-conditioning, fan, ventilating and machine rooms and electrical closets and all other mechanical installations (collectively, “Mechanical Installation”), and Tenant shall not construct partitions or other obstructions which may interfere with Landlord’s access thereto or the moving of Landlord’s equipment to and from the Mechanical Installations. Tenant shall not at any time enter the Mechanical Installations or tamper with, adjust, or otherwise affect such Mechanical Installations. Landlord shall not be responsible if the HVAC System fails to provide cooled or heated air, as the case may be, to the Premises. Tenant shall install, if missing, blinds or shades on all windows, which blinds and shades shall be subject to Landlord’s approval, and shall keep all of the operable windows in the Premises closed, and lower the blinds when necessary because of the sun’s position, whenever the HVAC System is in operation or as and when required by any Requirement. Tenant shall cooperate with Landlord and shall abide by the rules and regulations which Landlord may reasonably prescribe for the proper functioning and protection of the HVAC System. Finally, the HVAC System shall be periodically maintained and serviced by the Landlord’s preapproved vendor at the Tenant’s own cost. Landlord, at its election, may bill directly to Tenant for its proportionate share of the maintenance and operating cost of the HVAC System.

17.  End of Term: Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender to Landlord the Premises, vacant, broom clean, in good order and condition, reasonable wear and tear and damage by fire or other casualty excepted and, subject to the provisions of Article 5, Tenant shall remove all its property from the Premises.  Tenant’s obligation to observe and perform this covenant shall survive the expiration or other termination of this Lease.

18.  Bills and Notices: Except as otherwise in this Lease provided, a bill, statement, notice or communication which Landlord may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by certified or registered mail addressed to Tenant at the building of which the Premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed or left at the Premises as herein provided. Any notice by Tenant to Landlord must be served by certified or registered mail addressed to Landlord at the address first hereinabove given or at such other address as Landlord shall designate by written notice.

19.  Late Payment: If Tenant fails to make payment of Fixed Rent by the tenth (10th) day of the month in which such rent is due or fails to pay any item of Additional Rent within ten (10) days of the due date, Tenant shall pay, as additional rent, a service charge to defray the cost incidental to handling such delinquent payment equal to $250.00 for an administrative fee plus five (5%) percent of the amount of the delinquent payment. Said charge shall be paid when the next succeeding monthly rent shall fall due. The imposition of such charge shall be in addition to all of Landlord’s rights and remedies hereunder in the event of Tenant’s default.

20.  Inability to Perform: This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall not be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever beyond Landlord’s sole control including, but not limited to, government preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the condition of supply and demand which have been or are affected by war or other emergency.

21.  No Waiver: The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach and no provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided. All checks tendered to Landlord as and for the rent of the Premises shall be deemed payments for the account of Tenant. Acceptance by Landlord of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Landlord by the payor of such rent or as consent by Landlord to an assignment or subletting by Tenant of the Premises to such payor, or as a modification of the provisions of this Lease. No act or thing done by Landlord or Landlord’s agents during the term hereby demised shall be deemed an acceptance of a surrender of said Premises and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employer of Landlord or Landlord’s agent shall have any power to accept the keys of said Premises prior to the termination of the Lease and the delivery of keys to any such agent or employee shall not operate as a termination of the Lease or a surrender of the Premises.

22.  Remedies of Landlord and Waiver of Redemption: In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Landlord may re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions or free rent or charge a higher rental than that in this Lease, (c) Tenant or the legal representatives of Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent Lease or Leases of the Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease. The failure of Landlord to re-let the Premises or any part thereof shall not release or affect Tenant’s liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Landlord may incur in connection with re-letting, such as legal expenses, attorneys’ fees, brokerage, advertising and for keeping the Premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord, in putting the Premises in good order or preparing the same for re-rental may, at Landlord’s option, make such alterations, repairs, replacements, and/or decorations in the Premises as Landlord, in Landlord’s sole judgment considers advisable and necessary for the purpose of re-letting the Premises, and the making of such alterations, repairs replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or in the event that the Premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Landlord hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

23.  Fees and Expenses: If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease, then, unless otherwise provided elsewhere in this Lease, Landlord may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Landlord, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney’s fees, in instituting, prosecuting or defending any action or proceedings, then Tenant will reimburse Landlord for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant’s default shall be deemed to be additional rent and shall be paid by Tenant to Landlord within five (5) days of rendition of any bill or statement to Tenant therefor. If Tenant’s Lease term shall have expired at the time of the making of such expenditures or incurring such obligations, such sums shall be recoverable by Landlord as damages.

24.  Default: (1) If Tenant defaults in fulfilling any of the covenants of this Lease other than the covenants for the payment of rent or additional rent; or if the Premises become vacant or deserted or if this Lease is rejected under the Bankruptcy Code or if any execution or attachment shall be issued against Tenant or against Tenant’s property whereupon the Premises shall be taken or occupied by someone other than Tenant; or if Tenant shall have failed, after five (5) days’ written notice, to redeposit with Landlord any portion of the security deposited hereunder which Landlord has applied to the payment of any rent or additional rent due and payable hereunder; then in any one or more of such events, upon Landlord’s serving a written five (5) days’ notice upon Tenant specifying the nature of such default and upon the expiration of such five (5) days if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of such a nature that the same cannot be completely cured or remedied within said five (5) day period, and if Tenant shall not have diligently commenced curing such default within such five (5) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Landlord may serve a written three (3) days’ notice of cancellation of this Lease upon Tenant, and upon the expiration of said three (3) days, this Lease and the term thereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this Lease and the term thereof and Tenant shall then quit and surrender the Premises to Landlord but Tenant shall remain liable as hereafter provided.

(2)  If the notice provided for in Section (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall default in the payment of the rent reserved herein or in any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events, Landlord may, without notice, re-enter the Premises either by force or otherwise, and dispossess Tenant by summary proceedings otherwise, and the legal representative of Tenant or other occupant of the Premises and remove their effects and hold the Premises as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.  If

Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this Lease, Landlord may cancel and terminate such renewal or extension agreement by written notice.

25.  Transfer After Bankruptcy: (a) If this Lease is assigned to any person or entity pursuant to Title 11 of the U.S. Code (the “Bankruptcy Code”), all consideration payable in connection with such assignment shall belong to Landlord.

(b)  If Tenant assumes this Lease and proposes to assign the same under the provisions of the Bankruptcy Code to a person or: legal entity making a bona fide offer to accept an assignment, Tenant shall give notice to Landlord stating (i) the name and address of the proposed assignee, (ii) the terms and conditions of the offer, (iii) the assurance of future performance of the proposed assignee under this Lease, including the assurance to be provided under §365(b)(3) of the Bankruptcy Code as the same may be amended. Such notice shall be given not earlier than twenty (20) days before Tenant makes application to the court for approval or authority for the making of such assignment and Landlord shall have the right within ten (10) days after receipt of such notice to accept the assignment upon the same terms and conditions but less any brokerage commission payable out of the consideration for the assignment.

26.  Access to Premises: (a) Landlord or Landlord’s agents shall have the right (but shall not be obligated) to enter the Premises in any emergency at any time and at other reasonable times to examine same and to make such repairs, replacements and improvements as Landlord may deem necessary or desirable to any portion of the building or which Landlord may elect to perform in the Premises after Tenant’s failure to make repairs or perform any work which Tenant is obligated to perform under this Lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall not be entitled to any abatement of rent while such work is in progress nor to any damage by reason of loss or interruption of business or otherwise.

(b)    If at any time entry to the Premises shall be necessary for the inspection or protection of the property or in the event of an apparent abandonment of the property by Tenant, and entry cannot be obtained by Landlord or its agents during reasonable hours, Landlord or its agents shall have the right to enter same by force or otherwise without rendering Landlord liable for damages and without such entry constituting a trespass.

(c)    The provisions of this Article are not to be construed as an increase of Landlord’s obligations under this Lease or to impose any obligation upon the Landlord, nor shall the making of any repairs by Landlord be deemed a waiver of Landlord’s rights arising out of Tenant’s defaults; in the event of such default repairs shall be made for the account and at the expense of Tenant and shall be billed as additional rent to the Tenant.

27.     No Representations by Landlord: Neither Landlord nor Landlord’s agents have made any representation or promises with respect to the physical condition of the building, the land upon which it is erected or the Premises, the rents, Leases, expenses of operation or any other matter or thing affecting or related to the Premises or the building except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. Tenant has inspected the building and the Premises and is thoroughly acquainted with their condition and agrees to take same “as is” on the date possession is tendered and acknowledges that the taking of possession of the Premises by Tenant shall be conclusive evidence that the said Premises and the building of which the Premises form a part were in good and satisfactory condition at the time such possession was so taken. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Landlord and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

28.  Building Alterations and Management: Landlord shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor, to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord’s or other Tenant’s making any repairs in the building or any such alterations, additions or improvements. Further-more, Tenant shall not have any claim against Landlord by reason of Landlord’s imposition of any controls of the manner of access to the building by Tenant’s social or business visitors as the Landlord may deem necessary for the security of the building or its occupants.

29.  Quiet Enjoyment: Landlord covenants and agrees with Tenant that upon Tenant’s paying the rent and additional rent and observing and performing all the terms, covenants and conditions on Tenant’s part to be observed and performed Tenant may peaceably and quietly enjoy the Premises hereby demised, subject nevertheless to the terms and conditions of this Lease including but not limited to, Article 39 hereof and to the ground Leases, if any, underlying Leases, if any, and mortgages, if any, hereinbefore mentioned.

30.  Failure to Give Possession: If Landlord is unable to give possession of the Premises on the date of the commencement of the term hereof because of the holding over or retention of possession of any tenant, undertenant or occupants or if the Premises are located in a building being constructed, because such building has not been sufficiently completed to make the Premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or if Landlord has not completed any work required to be performed by Landlord, or for any other reason. Landlord shall not be subject to any liability for failure to give possession on said date and the validity of the Lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this Lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Landlord’s inability to obtain possession or complete any work required) until after Landlord shall have given Tenant notice that the Premises are substantially ready for Tenant’s occupancy. If permission is given to Tenant to enter into the possession of the Premises or to occupy premises other than the Premises prior to the date specified as the commencement of the term of this Lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease, except as to the covenant to pay rent. The provisions of this Article are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.

31.  Brokerage: Tenant represents and warrants that it dealt with no broker, real estate salesperson, finder or the like (collectively, “broker”) in connection with this leasing. Tenant hereby indemnifies and saves harmless the Landlord against any loss from claims for brokerage commissions and expenses arising out of Tenant’s acts involving any other broker. Such expenses shall include, but not be limited to, legal fees incurred by Landlord in defending any such claim. Landlord has dealt only with Vernon Property Inc. in connection with this lease or the negotiation or execution thereof and Landlord is solely responsible for the broker’s commissions and fees according to the separate commission agreement.

32.  Prior Improvements: Tenant acknowledges that the installations and improvements installed by Tenant are the property of the Landlord and shall be maintained by Tenant as provided in Article 7 of this Lease. Tenant shall obtain and keep in force throughout the term of this Lease a contract for the servicing of the HVAC unit installed by Tenant. A copy of the contract shall be furnished to Landlord and, upon Landlord’s request, evidence of payment of the price for the contract.

33.  Excavation and Shoring: If an excavation shall be made upon land adjacent to the Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which the Premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

34.  Property Loss and Damage: Landlord or its agents shall not be liable for any damage to property of Tenant or of others, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature happening on, in or about the Premises. Landlord or its employees will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the Premises are temporarily or permanently closed, darkened or bricked up for any reason whatsoever, including but not limited to Landlord’s own acts. Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefore nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.

35.  Estoppel Certificate: Tenant, at any time, and from time to time, upon at least ten (10) days’ prior notice by Landlord, shall execute, acknowledge and deliver to Landlord, and/or to any other person, firm, corporation or other legal entity specified by Landlord, a statement certifying that this Lease is unmodified, in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Landlord under this Lease, and if so, specifying each such default.

36.  No Personal Liability: Tenant shall look solely to the estate and property of Landlord in the Premises or to the land and building of which the Premises form a part, as the case may be, for the enforcement and satisfaction of any and all rights and remedies of Tenant in the event of any default or breach by Landlord of any of its obligations, covenants, representations or warranties in this Lease or of any other liability of Landlord to Tenant. Tenant waives the right to seek any monetary damages or other relief against the Landlord personally, or against any partner, member, principal, shareholder, officer or director of Landlord, or against any assets of Landlord or such persons other than the interest of the Landlord in the Premises or the land and building of which the Premises form a part, such exculpation of personal liability to be absolute and without any exception whatever.

37.   Indemnity: Tenant shall indemnify and save harmless the Landlord and its agents against and from all liabilities, obligations, losses, personal injuries, damages, penalties, judgments, claims (even if such claims be groundless or fraudulent), costs, charges and expenses, including reasonable attorneys’ fees arising from a law suit between Landlord and Tenant or between Landlord and a third party, which may be imposed upon or incurred by or asserted against Landlord by reason of any of the following during the term of this Lease, or during the period of time prior to the term that Tenant may have been given access to the Premises:

(a)   any work or thing done by Tenant or done at Tenant’s instance or any condition created by Tenant in, on or about the Premises or any part thereof;

(b)   any use, non-use, possession, occupation, operation, maintenance or management of the Premises or any street or space adjacent thereto;

(c)   any negligence on the part of Tenant or other wrongful act or omission of Tenant or any of its subtenants, agents, contractors, employees, licensees or invitees;

(d)   any accident, injury or damage to any person or property occurring in, on or about the Premises or any street or space adjacent thereto;

(e)   any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease on its part to be performed or complied with; and

(f)    any condition arising from any hazardous materials, defined as any petroleum or petroleum products, lead, asbestos, toxic substance, hazardous waste, substance or related material or any pollutant or contaminant in, on, above, under, about or migrating to or from the Premises, or a violation of environmental law, order or regulation, federal, state or local, which condition or violation arises from the act or omission of Tenant, its subtenants, agents, contractors, employees, licensees or invitees.

The provisions of this Article shall survive the termination of the Lease.

38.  Waiver of Trial By Jury: Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of said Premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences a summary proceeding for possession of the Premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding nor attempt to consolidate any other proceeding with the summary proceeding.

39.  Destruction, Fire and Other Casualty: (a) If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this Lease shall continue in full force and effect except as hereinafter set forth.

(b)    If the Premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Landlord and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the Premises which is usable.

(c)    If the Premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the Premises shall have been repaired and restored by Landlord, subject to Landlord’s right to elect not to restore the same as hereinafter provided.

(d)    If the Premises are rendered wholly unusable or (whether or not the Premises are damaged in whole or in part) if the building shall be so damaged that Landlord shall decide to demolish it or to rebuild it, then, in any of such events, Landlord may elect to terminate this Lease by written notice to Tenant, given within ninety (90) days after Tenant has notified Landlord of such fire or casualty, specifying a date for the expiration of the Lease, which date shall not be more than sixty (60) days after Landlord has given such notice, and upon the date specified in such notice the term of this Lease shall expire as fully and completely as if such date were the date set forth above for the termination of this Lease and Tenant shall forthwith quit, surrender and vacate the Premises without prejudice however to Landlord’s rights and remedies against Tenant under the Lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Landlord shall serve a termination notice as provided for herein, Landlord shall make the repairs and restorations under the conditions of “b” and “c” hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Landlord’s control.

(e)      After any such casualty, Tenant shall cooperate with Landlord’s restoration by promptly removing from the Premises Tenant’s inventory, equipment, furniture and its other property and debris and shall give Landlord access to the Premises in default of which, Landlord may remove the same and in addition to all other damages sustained by Landlord, the fixed and additional rent shall not be abated. Subject to the provisions of this paragraph “e”, Tenant’s liability for rent and additional rent shall resume five (5) days after Landlord has given written notice to Tenant that the Premises are substantially ready for Tenant’s occupancy.

(f)       Nothing contained herein shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty and to the extent that such insurance is in force and collectible and to the extent permitted by law, Landlord and Tenant each releases and waives all right of recovery against the other or anyone claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten (10) days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Landlord will not carry insurance on Tenant’s furniture and or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Landlord will not be obligated to repair any damage thereto or replace the same.

(g)     Tenant hereby waives the provisions of Section 227 of the New York State Real Property Law and agrees that the provisions of this Article shall govern and control in lieu thereof.

40.  Eminent Domain: If the whole or any part of the Premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this Lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall neither have claim for the value of any unexpired term of this Lease nor the reimbursements of any form paid in return of eminent domain.

41.  Subordination: This Lease is subject and subordinate to all ground or underlying Leases, if any, and to all mortgages, if any, which may now or hereafter affect such Leases or the real property of which the Premises are a part and to all renewals, modifications, consolidations, replacements and extensions of such underlying Leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request.

42.  Requirements of Law: Prior to the commencement of the Lease term, if Tenant is then in possession, and at all times thereafter, Tenant shall, at Tenant’s sole cost and expense, promptly comply with all present and future laws, orders and regulations, foreseen or unforeseen, ordinary or extraordinary, of all state, federal municipal and local governments, departments, bureaus and agencies or offices thereof and of all public and quasi-public authorities and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, or the Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Premises, whether or not arising out of Tenant’s use or manner of use thereof, or, with respect to the building, if arising out of Tenant’s use or manner of use of the Premises or the building (including the use permitted under the Lease). Tenant shall not do or permit any act or thing to be done in or to the Premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord. Tenant shall not keep anything in the Premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and in such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the Premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant’s occupancy. In the event Landlord’s fire insurance premiums are increased due to Tenant’s use or occupancy, including the use mentioned in Article 12, Tenant shall pay such increases to Landlord as additional rent within ten (10) days after Tenant receives a bill therefor. If the Premises are on the ground floor, Tenant shall make all repairs required by law to the sidewalks and curbs adjacent to the Premises. If Tenant shall receive a notice of violation, a copy of same shall be immediately provided to the Landlord.

43.  Definitions: The term “Landlord” as used in this Lease means only the owner for the time being of the Premises or of the fee of the land and building of which the Premises form a part. In the event of any transfer of the ownership interest in the Premises or such fee, the transferor shall be entirely relieved of all covenants and obligations of Landlord under this Lease and it shall be deemed and construed, without further agreement between the parties or between the parties and the transferee of the Premises or such fee, that such transferee has assumed and agreed to carry out any and all covenants and obligations of Landlord under this Lease subject to the provisions of Article 36 hereof (“No Personal Liability”).

The term “rent” includes the annual rental rate whether so expressed or expressed in monthly installments as described in Article 4 as “Fixed Rent”, and additional rent. “Additional Rent” means all sums which shall be due to Landlord or new owner from Tenant under this Lease, in addition to the annual rental rate.

44.  Construction of Terms: In any construction of the terms of this Lease, none of its terms shall be construed against the Landlord by reason of the fact that the Landlord or its attorney drew the Lease, nor shall any of its terms be construed against the Tenant by reason of the fact that Tenant or its attorney modified or drew provisions of this Lease since the final terms of this Lease are the result of the joint efforts of the attorneys for the Landlord and Tenant.

45.  Invalid Terms: If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

46.  Captions: The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision thereof.

47.  Successors and Assigns: The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, trustees, successors, and except as otherwise provided in this Lease, their assigns.

48.  Option Lease: Tenant has two-time opportunity to exercise their Lease Option to extend their lease for an additional five (5) year period at market rent and additional terms to be negotiated at that time if Tenant has complied with the following conditions:

(a)          Tenant has not been in default in paying their Rent and Additional rent stated herein more than twice during the Lease term;

(b)         Tenant must provide Landlord with written notice of their intent to exercise their Lease Option at least ONE (1) year prior to the Expiration Date of the Lease; and

(c)          Tenant shall be up-to-date in payment of all rent and Additional rent prior to exercising their Lease Option.

[Signatures to Follow]

In Witness Whereof, Landlord and Tenant have respectively signed this Lease as of the day and year first above written.

ROOSEVELT AVENUE CORP.

By:	/s/ Daniel Lee
DANIEL LEE, PRESIDENT

WILSHIRE STATE BANK

By:	/s/ Joanne Kim
President & CEO
Name and Title